Exhibit 20.4
Page 1 of 4

Navistar Financial 1994-C Owner Trust
For the Month of May 1996
Distribution Date of June 20, 1996


Original Pool Amount                  $315,029,921.60

Beginning Pool Balance                $173,849,355.84
Beginning Pool Factor                       0.5518503

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $6,654,824.10
  Interest Collected                    $1,423,400.13

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $525,610.91
Total Additional Deposits                 $525,610.91

Repos/Chargeoffs                          $182,757.53
Aggregate Number of Notes Charged Off             122

Total Available Funds                   $8,603,835.14

Ending Pool Balance                   $167,011,774.21
Ending Pool Factor                          0.5301458

Servicing Fee                             $144,874.46

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $10,919,732.40
  Target Percentage                             10.00%
  Target Balance                       $16,701,177.42
  Minimum Balance                       $6,615,628.35
  (Release)/Deposit                       $(45,922.46)
  Ending Balance                       $10,873,809.94

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           1,468,215.66    1,054
    31-60 days                             299,714.83      288
    60+ days                                67,304.85       45

    Total                                1,835,235.34    1,060

  Balances:
    60+ days                             1,056,103.73       45

Memo Item - Reserve Account
  Prior Month                          $10,391,216.41
  + Invest. Income                          45,922.46
  + Transfer from Collections Account     $482,593.53
  Beginning Balance                    $10,919,732.40

Exhibit 20.4
Page 2 of 4

Navistar Financial 1994-C Owner Trust
For the Month of May 1996

                                                             NOTES
                                      TOTAL          CLASS A-1        CLASS A-2      CERTIFICATES
Original
 Pool Amount Dist.:             $315,029,921.60  $207,000,000.00   $97,000,000.00   $11,029,921.60
 Distribution Percentages (1)                             96.50%           0.000%            3.50%
 Coupon                                                   7.650%           8.000%           8.300%

Beginning Pool Balance          $173,849,355.84
Ending Pool Balance             $167,011,774.21

Collected Principal               $6,654,824.10
Collected Interest                $1,423,400.13
Charge-Offs                         $182,757.53
Liquidation Proceeds/Recoveries     $525,610.91
Servicing                           $144,874.46
Cash Transfer (to)/from
  Reserve Account                  ($482,593.53)
Total Collections Available
    for Debt Service              $7,976,367.15

Beginning Balance               $173,536,332.66   $68,782,980.69   $97,000,000.00    $7,753,351.97

Interest Due                      $1,138,785.52      $438,491.50      $646,666.67       $53,627.35
Interest Paid                     $1,138,785.52      $438,491.50      $646,666.67       $53,627.35
Principal Due                     $6,837,581.63    $6,598,266.27            $0.00      $239,315.36
Principal Paid                    $6,837,581.63    $6,598,266.27            $0.00      $239,315.36

Ending Balance                  $166,698,751.03   $62,184,714.42   $97,000,000.00    $7,514,036.61
Note/Certificate Pool Factor
  (Ending Balance/Original Pool Amount)             0.3004092484     1.0000000000     0.6812411625

Total Distributions               $7,976,367.15    $7,036,757.77      $646,666.67      $292,942.71

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)  $0.00            $0.00            $0.00            $0.00

Excess Servicing                          $0.00

Beginning Reserve Account
  Balance                        $10,919,732.40
(Release)/Draw                      $(45,922.46)
Ending Reserve Account Balance   $10,873,809.94

(1) the Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution in June 1995, and generally 96.5% thereafter until all of the Notes have been paid in full. No principal distributions to Class A-2 until Class A-1 has been paid in full.

Exhibit 20.4
Page 3 of 4

Navistar Financial 1994-C Owner Trust
For the Month of May 1996
                         This page has been computed as is customarily done. See page 4 of 4 for adjustment computations.

Trigger Events:  A) Loss Trigger
                 B) Delinquency Trigger

<CAPTION
                                5                4                3                2                1
                             Jan 1996         Feb 1996         Mar 1996         Apr 1996         May 1996

Beg. Pool Balance        $206,097,588.02  $197,805,535.89  $189,327,087.86  $181,538,444.79  $173,849,355.84


A) Loss Trigger:
Principal of Contracts
  Charged off                 $62,797.81    $1,411,959.50      $462,927.87      $334,635.60      $182,757.53
Recoveries                   $569,047.99      $894,536.57      $509,425.87      $147,769.44      $525,610.91

Total Charged off
  (Months 5,4,3)           $1,937,685.18
Total Recoveries
  (Months 3,2,1)            1,182,806.22
Net Loss/(Recoveries)
  for 3 Mos.                 $754,878.96(a)

Total Balance
  (Months 5,4,3)         $593,230,211.77(b)

Loss Ratio [(a/b)(12)]           1.5270%

Trigger:
  Is Ratio> 1.5%                     Yes


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                               $1,367,568.32    $1,377,156.40    $1,056,103.73
  As % of Beginning
    Pool Balance                                                0.72233%         0.75860%         0.60748%
  Three Month Average                                           0.72396%         0.76659%         0.69614%

Trigger:
  Is Average> 2.0%                    No

Exhibit 20.4
Page 4 of 4

Navistar Financial 1994-C Owner Trust
For the Month of May 1996

    SPECIAL REPORT   The  recent  bankruptcy of one large  obligor  has
                     created  a  distortion in the loss  statistics  as
                     customarily reported (see page 3 of 4).  The  loss
                     trigger  formula  is based on the assumption  that
                     recoveries follow losses by approximately 60 days.
                     The   distortion  appears  since,  in  this  case,
                     repossessions and recoveries occurred in the  same
                     month.    Presented  below  are  loss   statistics
                     restated to show pool loss activity without the impact of this obligor. These statistics more fairly portray the overall performance of this pool.

                                  5               4                 3                2                1
                               Jan 1996        Feb 1996          Mar 1996         Apr 1996         May 1996

Beg. Pool Balance        $205,280,187.56*  $196,988,135.43*  $189,327,087.86  $181,538,444.79  $173,849,355.84

Loss Trigger (*computed without bankrupt obligor):
Principal of Contracts
  Charged off                 $62,797.81       $594,559.04*     $462,927.87       $334,635.60      $182,757.53
Recoveries                   $569,047.99        $40,432.74*     $509,425.87       $147,769.44      $525,610.91

Total Charged off
  (Months 5,4,3)           $1,120,284.72*
Total Recoveries
  (Months 3,2,1)            1,182,806.22
Net Loss/(Recoveries)
  for 3 Mos.                 ($62,521.50)*(a)

Total Balance
  (Months 5,4,3)         $591,595,410.85*(b)

Loss Ratio Annualized [(a/b)(12)]  -0.1268%* restated]  VS.  1.5270% [Entire Pool (see page 3)]

Trigger:
  Is Ratio> 1.5%                   No*                           Yes


** The above additional information will be provided monthly as long as the effect of this event continues to exist, which will be the July 1996
   Settlement Statement.**


  Navistar Financial Corporation



by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer